UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 1, 2006

Pennichuck Corporation

(Exact name of registrant as specified in its charter)

New Hampshire	0-18552	02-0177370
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

25 Manchester Street,

Merrimack, New Hampshire 03054

(Address of principal executive offices, including Zip Code)

(603) 882-5191

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

Proposed Temporary Rate Settlement with the New Hampshire PUC

On September 1, 2006, Pennichuck Corporation issued a press release announcing that its subsidiary Pennichuck Water Works, Inc. reached a settlement with the staff of the New Hampshire Public Utilities Commission regarding Pennichuck Water's request for temporary rate relief. The terms of the settlement provide for an annualized increase in Pennichuck Water's revenues of approximately $2.4 million, or 14.41%. The settlement calls for the temporary rate increase to be effective for service provided on or after July 18, 2006. Pennichuck Water's settlement with the staff of the New Hampshire PUC is not binding upon the New Hampshire Public Utility Commissioners, and there can be no assurance that the New Hampshire PUC will approve the temporary rate relief provided in the settlement.

A copy of the Company's September 1, 2006 press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Exhibit Title

99.1	Press Release – "Pennichuck Corporation Announces Proposed Temporary Rate Settlement with New Hampshire PUC" dated September 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2006	PENNICHUCK CORPORATION

By:	/s/ William D. Patterson
Name: William D. Patterson

Title: Senior Vice President and Chief

Financial Officer